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                                                                   EXHIBIT 10.19


                               CheMatch.com, Inc.
                        2900 North Loop West, Suite 1120
                                Houston, TX 77092


February 2, 2000

Mr. Peter Singleton
William Heinemann Inc.
275 Washington Street
Newton, Mass.  02458

Via E-mail:  craig@reilaw.com

Dear Mr. Singleton,

         This letter will evidence our mutual understanding and agreement with respect to the strategic alliance (the "Strategic Alliance") between CheMatch.com, Inc., a Delaware corporation (the "Company") and William Heinemann Inc. ("Purchaser") a Delaware corporation.

1.       Purchase of Company Common Stock by Purchaser.
         ---------------------------------------------

          (a) Purchaser hereby agrees to purchase 153,218 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant to a Subscription Agreement (in the form attached hereto as Exhibit A) for $1,500,004.22 in cash.

2.       Other Obligations and Agreements.
         --------------------------------

          (a) Use of Names. Neither party to this agreement may reference the other party to this agreement in presentations, advertising, promotions or other published information without the other party's prior consent (which consent shall not be unreasonably withheld); provided, however, that either party may make such disclosure if in the reasonable opinion of such party's counsel such disclosure is required by law under the circumstances.

          (b) Advertising and Information Agreement. The Company will purchase information content, advertising and other promotional material and services from Purchaser, or Purchaser's designee, in amounts totaling at least $500,000.00 during the two-year period beginning January 1, 2000. Each item of content, advertising or other service will be priced from time to time as mutually agreed by the parties.

3.       Miscellaneous.
         -------------

          (a) The Strategic Alliance, this letter agreement and all documentation contemplated by this letter shall be governed by the laws of the State of Texas, without regard to any conflict of laws principles.

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          (b)  Each of Purchaser and the Company will bear its own costs and expenses of the preparation of the documentation and performance of the obligations set forth in this letter.

         If this letter correctly sets forth our understanding, please indicate your acceptance by executing this letter in the space provided below.


                                            Very truly yours,



                                            CheMatch.com, Inc.

                                            By:  /s/ CARL D. MCCUTCHEON
                                               ----------------------------



ACCEPTED AND AGREED TO
THIS 11th DAY OF FEBRUARY, 2000:

WILLIAM HEINEMANN INC.

By: /s/ HENRY Z. HORBACZWESKI
   ----------------------------
Name: Henry Z. Horbaczweski
Title: Senior Vice President and
        General Counsel


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